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                                                                  EXHIBIT 10.11

                                  OFFICE LEASE


     THIS LEASE is made on this ____ day of February, 1994, by and between HILL MANAGEMENT SERVICES, INC., a Maryland corporation, agent for the owner ("Landlord"), and PARADIGM PHARMACY MANAGEMENT, INC., a Maryland corporation ("Tenant").

                                    RECITALS

     A. Landlord is the agent for the owner of the real property and improvements thereon known generally as Executive Plaza II., 11350 McCormick Road, Hunt Valley, Maryland 21031 (the "Property"), which is more particularly described on EXHIBIT A attached hereto and made a part hereof.

     B. Tenant desires to lease Suite #1000 of the Property consisting of 11,609 net rentable square feet as more particularly described on EXHIBIT B attached hereto and made a part hereof (the "Leased Premises").

     C. Landlord has agreed to lease the Leased Premises to Tenant upon the terms and subject to the conditions hereinafter set forth.

     NOW, THEREFOR, in consideration of the premises and the mutual covenants and conditions contained herein, Landlord and Tenant hereby agree as follows:

                                      TERM

1.   A.   INITIAL TERM. Landlord does hereby lease the Leased Premises to Tenant and Tenant does hereby rent the Leased Premises from Landlord for a term of five
(5) years (the "Initial Lease Term") commencing at 12:01 a.m. on April 1, 1994 (the "Commencement Date") and expiring as of midnight on March 31, 1999, (the "Expiration Date").

     B. RENEWAL OPTION. The tenancy created under this Lease Agreement shall continue for one (1) additional period of five (5) years unless Tenant desires not to renew the Lease, giving the Landlord written notice by certified mail - return receipt requested, of its intention not to renew the Lease at least 90 days prior to the expiration of the existing lease term. The renewal term shall be upon the same terms, covenants and conditions set forth herein with respect to the Initial Lease Term, including INTER ALIA, Tenant's liability for increased rent and real estate taxes as described herein. All references in this Lease to the "lease term" shall be construed to mean the Initial Lease Term and the renewal period unless the context clearly indicates that another meaning is intended. The last year of the Initial Lease Term shall be considered the immediately preceding lease year for the first year of the renewal term. This renewal provision shall, at the sole option of Landlord, be absolutely null and void if Tenant shall, at any time, default under any of the terms or provisions of this Lease unless cured under the terms and conditions contained herein.

                                      RENT

2. A. PAYMENT OF RENT. Tenant covenants and agrees to pay Landlord for the Leased Premises, without offset or deduction and without previous demand therefor, annual basic rent of One Hundred Eighty-Five Thousand Seven Hundred Forty-Four and 00/100 Dollars ($185,744.00), payable in advance on the first day of each and every month during the term of this Lease in equal monthly installments of Fifteen Thousand Four Hundred Seventy-Eight and 67/100 Dollars ($15,478.67) each, together with all additional sums, charges or amounts of


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whatever nature to be paid by Tenant to Landlord in accordance with the provisions of this Lease, whether or not such sums, charges or amounts are referred to as additional rent (collectively referred to as "Additional Rent"). Said rent shall be made payable to Hill Management Services, Inc. and shall be sent to Landlord at P.O. Box 4835, Timonium, Maryland 21094, or at such other place or to such appointee of Landlord, as Landlord may from time to time designate in writing.

     B. MANNER OF PAYMENT. In the event any sum due under this Lease payable to Landlord by Tenant is paid by check and such check is returned for non-sufficient funds, Landlord, in addition to the rights and remedies set forth in this Lease pertaining to default, has the right to require that any replacement payment and all future payments be made by certified check or money order.

     C. RENT INCREASE. Commencing with the second lease year and for each succeeding lease year thereafter, to include any renewal terms, the annual rent for the Leased Premises shall be increased to an amount equal to 103% of the rent for the immediately preceding lease year.

     D. LATE PAYMENTS. In the event any payments or installments of rent or any other sums due under this Lease are not received by Landlord on or before the tenth (10th) day after the due date thereof, Landlord shall give written notice thereof to Tenant and Tenant shall pay to Landlord an additional ten percent (10%) of such sums due as Additional Rent . Such Additional Rent is to be payable, without demand from Landlord, on or before the first day of the next calendar month and failure to do so shall be considered non-payment of rent. In addition, any payment or installment of rent or any other sums due under this Lease not paid when due shall bear interest from the due date until paid in full at a rate of ten percent (10%) per annum (the "Default Rate").

     E.   OPERATING COST. Intentionally deleted.

     F. SECURITY DEPOSIT. Simultaneously with the execution of this Lease, Tenant has deposited with Landlord the sum of Fifteen Thousand Four Hundred Seventy-Eight and 67/100 Dollars ($15,478.67) (the "Security Deposit"), which shall be held by Landlord as security for the faithful performance by Tenant of any and all of the covenants of this Lease. The Security Deposit shall be refunded to Tenant upon the expiration of the lease term, less any part thereof reasonably appropriated by Landlord for any rent or other obligation or liability of Tenant hereunder. If any portion of the Security Deposit is so used or applied, Tenant shall, upon demand therefor, immediately deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant's failure to do so shall constitute a default hereunder by Tenant. The Security Deposit shall in no event be considered or construed as liquidated damages and shall not relieve Tenant from the payment of any and all rent payable during the lease term at the times stipulated therefore. Any Mortgagee (hereinafter defined), or purchaser of the Property, shall be relieved and released from any obligation to return the Security Deposit in the event such Mortgagee or purchaser comes into possession of the Property by reason of foreclosure (including deed in lieu thereof) or proceeding in lieu of foreclosure unless the Security Deposit shall have been actually delivered to such Mortgagee or purchaser.

                                USE AND OCCUPANCY

3. The Leased Premises are to be used only for general office purposes customary in the business in which Tenant is presently engaged. Tenant shall not, in any event, use the Leased Premises for any unlawful purpose.


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                                      TAXES

4.   A.   TENANT'S SHARE OF TAXES. Intentionally deleted.

     B. OTHER TAXES. Tenant shall assume and pay any taxes to any governmental authority which may be imposed by virtue of Tenant's business operations in the Leased Premises or which may be imposed on the letting or other transaction for which such tax is payable and which Landlord may be required to pay or collect under any law now in effect or hereafter enacted by any governmental authority.

                           CONDUCT ON LEASED PREMISES

5.   A.   CONDUCT. Tenant shall not do, or permit anything to be done in the
Leased Premises, or bring or keep anything therein which will, in any way, increase the rate of fire insurance on the Property, or invalidate or conflict with the fire insurance policies on the Property, fixtures or on personalty kept therein, or obstruct or interfere with the rights of Landlord or of other tenants, or in any other way injure Landlord or the other tenants, or subject Landlord to any liability for injury to persons or damage to property.

     B. OPERATIONAL COVENANTS. Tenant agrees: (a) to use, maintain and occupy the Leased Premises in a careful, safe and proper manner; (b) without the prior written consent of Landlord, not to place or maintain any merchandise or other articles in any vestibule or entry to the Leased Premises, on the sidewalks adjacent thereto, or elsewhere on the exterior thereof; (c) to maintain the Leased Premises in a clean, orderly and sanitary condition; (d) not to use, nor permit nor suffer the use of, any apparatus or instruments for musical or other sound reproductions or transmission or any business or mechanical machines in such manner that would be other than "background music" that the sounds emanating therefrom or caused thereby shall be audible beyond the interior of the Leased Premises; (e) not to receive or ship articles, fixtures, or merchandise of any kind other than from that portion of the Leased Premises which Landlord designates for such purposes; (f) not to store goods, wares or merchandise on the Leased Premises except for items which Tenant intends to offer for sale therein in the regular course of its business; (g) to use for office or clerical space in the Leased Premises only such space as is reasonably required for Tenant's business therein; (h) keep clean all exterior surfaces of the Leased Premises; (i) keep all mechanical apparatus free of vibration and noise which may be transmitted beyond the Leased Premises; and (j) properly vent and control any odors and not cause or permit objectionable odors to emanate or be dispelled from the Leased Premises.

Tenant further agrees that it will not: (k) obstruct any driveway, corridor, footwalks or parking area, or any other common area; (l) use or permit the use of any objectionable advertising medium such as, without limitation, loudspeakers, phonographs, public address systems, sound amplifiers, reception or radio or television broadcasts within the Leased Premises, which is in any manner audible outside of the Leased Premises; (m) receive or ship articles of any kind outside the designated loading areas for the Leased Premises; (n) conduct or permit to be conducted any auction, fictitious fire sale, going-out-of-business sale, bankruptcy sale unless directed by a court order, or other similar type sale in or connected with the Leased Premises; (o) use or permit the use of any portion of the Leased Premises in a manner which will be in violation of any law; (p) place a load upon any floor which exceeds the floor load which the floor was designed to carry; (q) use the Leased Premises for any unlawful or illegal business, use or purpose, or for any business, use or purpose which is hazardous, or in such manner as to constitute a nuisance of any kind (public or private), or for any purpose or in any way in violation of the certificates of occupancy (or other similar approvals of applicable governmental authorities).


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                                  COMMON AREAS

6. In addition to the Leased Premises, Tenant shall have and is hereby granted a license for the non-exclusive use in common with others of such loading facilities, elevators, and other facilities as may be constructed and designated, from time to time, and of the driveways, footways and parking areas on the Property subject to such rules and regulations as Landlord may, from time to time prescribe governing such common areas. Landlord shall at all times have full and exclusive control, management and direction of all common areas and may from time to time change the location, layout and arrangement of the parking areas, driveways and footways and reduce the same by erecting therein buildings and other structures or improvements of any kind, including but not limited to, additions to the existing improvements of which the said Leased Premises are a part. Landlord shall, at its own expense, provide reasonable illumination for outdoor common areas and keep the same in reasonable repair and reasonably free of litter and snow. It is understood and agreed by both Landlord and Tenant that parking immediately adjacent to the entrance to the building on the Property shall be for the exclusive use of visitors to the building and such parking shall not be used by Tenant, its agents, invitees, servants or employees. It is agreed by both Landlord and Tenant that Tenant, its agents, servants, invitees or employees shall park in the parking area set forth on EXHIBIT E attached hereto and made part hereof.

                          CONDITION OF LEASED PREMISES

7. Tenant shall examine the Leased Premises prior to its occupancy thereof, and except for those defects set forth in writing, certified mail, return receipt requested, by Tenant to Landlord within ten (10) days after Tenant's occupancy of the Leased Premises shall constitute acceptance of the Leased Premises as complying with the requirements of Tenant and obligations of Landlord under this Lease. Tenant shall, during the lease term, keep the Leased Premises and the improvements and appurtenances therein in good order and condition, and at the expiration of the lease term, or at the sooner termination of this Lease as herein provided, deliver up the same in the same good order and condition as of the Commencement Date, reasonable wear and tear excepted, and Tenant shall remove all of its property therefrom prior to such termination. Tenant shall not commit or suffer to be committed any waste upon the Leased Premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the building. Tenant shall pay for all reasonable damage to the Leased Premises, its fixtures and appurtenances, as well as all damages sustained by Tenant or occupants of the building due to any waste, misuse or neglect of the Leased Premises, its fixtures and appurtenances, by Tenant, its employees or any other person or persons upon the Leased Premises at Tenant's direction or with Tenant's express permission. Tenant shall not place a load upon any floor of the Leased Premises exceeding the floor load per square foot area which such floor was designed to carry and which may be allowed by law.

                                   MAINTENANCE

8. Landlord is obligated to make any and all repairs to the Leased Premises and any improvements made thereto as scheduled in EXHIBIT C attached hereto or as set forth in Paragraph 13 herein. However, Landlord shall not be required to make any repairs necessitated by reason of any act or omission of Tenant or its servants, employees, agents, customers, invitees, visitors or licensees or caused by any alterations, additions or improvements made by Tenant and if Landlord does make any such repairs, following five (5) days advance written notice to Tenant of Landlord's intent to make such repairs, Tenant shall promptly upon demand reimburse Landlord the cost thereof. Landlord shall have no liability whatsoever to Tenant for failure to make repairs unless and until Tenant shall have given written notice to Landlord


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stating the need for such repairs and Landlord shall have failed to commence and complete such repairs within five (5) business days following receipt of such written notice.

                                   FACILITIES

9. Landlord undertakes and agrees to contract with the local utility companies, local municipalities and service companies, without charge to Tenant, for only those services listed below. With respect to those services not listed below, Landlord shall notify Tenant of its knowledge of any other services for which Tenant may be liable within ninety (90) days of the Commencement Date hereof. Should Tenant contract for any services not provided below, and in the event Tenant fails to make payments for such services, then the amount thereof may, at the direction of Landlord following five (5) days written notice to Tenant may be added to and deemed part of the rent due and Landlord shall have the same remedies for collection of such charges as provided for rent unless otherwise provided for in a separate service agreement or arrangement between that service provider and Tenant.

     gas                 electricity
     water service       janitorial (including daily cleaning services)
     sewer service       maintenance of building standard light fixtures
     H.V.A.C.

Landlord shall provide electrical energy for lighting purposes and for a reasonable number of light office machines; used in the normal course of conducting Tenant's business. Landlord shall provide janitorial services for the Leased Premises, common areas, toilet rooms and elevators. Heating and air conditioning during normal office hours shall be provided by Landlord so as to supply either cooled or heated air when either is deemed necessary by Landlord in its reasonable discretion. The term "normal office hours" as used herein shall mean between the hours of 7:00 a.m. and 7:00 p.m., Monday through Friday and between 8:00 a.m. and 12:00 p.m. on Saturday. Landlord shall not be required to furnish services on Sunday or on generally accepted holidays or other days designated as holidays in labor contracts with trades furnishing such services. Landlord reserves the right, following reasonable notice to an officer of Tenant, of its intention to stop service of the heating, air conditioning, elevator, plumbing and electric systems by reason of accident or emergency. If such stoppage is for repairs, alterations, replacements, or improvements, which in the judgment of Landlord are desirable or necessary to be made, Landlord shall provide Tenant reasonable notice prior to commencing such, alterations, replacements, or improvements. Landlord shall have no responsibility or liability for failure to supply heat, air conditioning, elevator, plumbing, cleaning, and electric service during said period or when prevented from so doing by laws, orders, or regulations of any federal, state or local authority or by strikes, accidents, or by any other cause whatsoever beyond Landlord's control. Landlord's failure to furnish service shall not be construed as a constructive eviction of Tenant, nor shall it relieve Tenant from performing any of its obligations hereunder; however, to the extent such failure continues for three (3) consecutive business days for whatever reason, Tenant shall be entitled to any abatement of rent for each day, commencing at 12:01 a.m. on the fourth day, such stoppage of services continues.

                               ACCESS BY LANDLORD

10. Landlord shall retain duplicate keys to all of the doors of the Leased Premises, and Landlord and its agents shall have access to the Leased Premises at all reasonable hours in order to inspect, clean or make necessary repairs within the Leased Premises or in the Property. Landlord and its agents, servants and representatives shall have the right during normal office hours (defined above) to enter the Leased Premises for the purpose of making any repairs. Landlord, its agents, servants and representatives, shall also have the right to enter the Leased


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Premises during normal office hours (defined above) for the purpose of making necessary repairs to any other portion of the Property adjacent to the Leased Premises which may require an entrance to the Leased Premises, provided, however, that it shall be done at such time or times and under such circumstances as to cause the least disturbance or interference with Tenant's occupation of the Leased Premises. Landlord shall have the right to show the Leased Premises to prospective tenants during normal office hours (defined above) in the final three (3) months of the initial or renewal term of this Lease or following a Tenant default.

                          SUBORDINATION AND ATTORNMENT

11.  A.   SUBORDINATION. So long as Landlord obtains a non-disturbance agreement from its lender(s) for the benefit of Tenant, the rights of Tenant under this Lease are and shall remain subject and subordinate to the operation and effect of:

     a) any lease of land only or of land and building in a sale-leaseback or lease-sublease back transaction involving the Leased Premises or Landlord's interest therein or;

     b) any mortgage, deed of trust or other security instrument constituting a lien upon the Leased Premises or Landlord's interest therein, whether the same shall be in existence at the date hereof or created hereafter, any such lease, mortgage, deed of trust or other security instrument being referred to herein as a "Mortgage," and the party or parties having the benefit of the same, whether as lessor, mortgagee, trustee or noteholder, being referred to herein as a "Mortgagee." Tenant covenants and agrees that all of Tenant's rights hereunder are and shall be subject and subordinate to the lien of any mortgage hereafter placed on the Demised Premises or any part thereof, and to any and all renewals, modifications, consolidations, replacements, extensions or substitutions of any mortgage. Such subordination shall be automatic upon the execution of an acceptable non-disturbance agreement from Landlord's lender(s) to Tenant, without the execution of any further subordination agreement by Tenant. If, however, a written subordination agreement consistent with this provision is required by a Mortgagee from time to time, Tenant agrees to execute, acknowledge and deliver the same subject to the execution and delivery of a non-disturbance agreement from Landlord's lender(s) in a form reasonably acceptable to Tenant.

     B. ATTORNMENT. If any person shall succeed to all or part of Landlord's interest in the Leased Premises whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease or otherwise, and if so requested or required by such successor in interest, Tenant shall only attorn to such successor in interest following the execution and delivery of a non-disturbance agreement from Landlord's lender(s) to Tenant in a form acceptable to Tenant and shall only then execute such agreement in confirmation of such Attornment as such successor in interest shall reasonably request.

     C. ESTOPPEL CERTIFICATES. Tenant shall, without charge, at any time and from time to time, within ten (10) days after receipt of request therefor by Landlord, execute, acknowledge and deliver to Landlord and to such Mortgagee or other party as may be designated by Landlord a written estoppel certificate in form and substance as may be requested form time to time by Landlord or any Mortgagee, certifying to Landlord, any Mortgagee, any purchaser of Landlord's interest in Property, or any other person or entity designated by Landlord, as of the date of such estoppel certificate, the following: (a) whether Tenant is in possession of the Leased Premises; (b) whether this Lease is in full force and effect; (c) whether there will be any amendments to this Lease, and if so, specifying such amendments; (d) whether there are any then-existing setoffs or defenses against the enforcement of any rights hereunder, and if so, specifying such matters in detail; (e) the dates, if any, to which any rent or other sums due hereunder have been paid in advance and the amount of any security deposit held by Landlord; (f) whether


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Tenant has any knowledge of any then-existing defaults of Landlord under this
Lease, or if there are such defaults, specifying them in detail; (g) whether Tenant has any knowledge of any event having occurred that authorizes the termination of this Lease by Tenant, or if such event has occurred specifying it in detail; (h) the address to which notices to Tenant under this Lease should be sent; and (i) any and all other matters requested by Landlord, any Mortgagee and/or any other person or entity to whom it is directed or by any other person or entity who could reasonably be expected to rely on it in the normal course of business.

                            ASSIGNMENT AND SUBLETTING

12. Tenant shall not voluntary or by operation of law assign, transfer, mortgage. sublet, or otherwise transfer or encumber (being hereinafter referred to as a "Transfer") any part of Tenant's interest in this Lease or in the Leased Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld if such sublessee or assignee is of an identity, has the creditworthiness and is engaged in a business customarily found in similar office buildings in Timonium, Maryland and Hunt Valley, Maryland and does not significantly increase the existing parking demands and does not violate any existing exclusives granted to other existing or future tenants in the Property. Any attempted assignment, transfer, mortgage encumbrances, or subletting without such consent shall be void and shall constitute a breach of the Lease. Notwithstanding anything to the contrary contained in this paragraph 12, Tenant shall have the right to assign or sublease the Leased Premises without Landlord's consent: (i) to a parent company, a subsidiary, or an affiliated company of Tenant or (ii) to any corporation into or with which Tenant may be merged or consolidated. No Transfer shall be deemed to release Tenant from any of its obligations hereunder or to alter, impair or release the obligations of any person guaranteeing the obligations of Tenant hereunder, except where agreed to by separate instrument between Landlord and Tenant. A Transfer shall be deemed to include any Transfer by sales, assignment, bequest. inheritance, operation of law, or other disposition of corporate shares or assets.

                                  IMPROVEMENTS

13. Landlord shall provide "turn key" improvements in accordance with the floor plans provided by Nancy Foreman Design dated October 27, 1993; November 16, 1993; and December 15,1993, attached hereto as EXHIBIT C ,including, the following upgrades:

     a)   Install perimeter H.V.A.C. units in office #13 and #15.

     b)   Install thirty (30) 2' x 4' parabolic lights.

     c)   Install twenty-five (25) down lights.

     d)   Install five (5) dimmer switches.

     e) Provide sound conditioning in all walls of the President's office, Vice President's office and the supply room.

     f) Install two (2) built-in credenzas; one (1) each in the reception area and east wall of the large conference room.

     g) Painted chair rail molding in the large conference room, President's office, Vice President's office and reception area.

     h) Carpeted cove base in the large conference room, President's and Vice President's


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          offices, reception area and two (2) smaller conference rooms.

     i)   Wallcovering in all areas mentioned in item "h" above.

     j)   Granite floorcovering in elevator lobby area.

Tenant shall not make any alterations, installations, additions or improvements to the Leased Premises, including but not limited to, the installation of any fixtures, amenities, equipment, appliances, or other apparatus, without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. All of the foregoing, except moveable fixtures, equipment and/or improvements of Tenant, shall be the property of Landlord and shall remain upon and be surrendered with the Leased Premises at the termination of this Lease without molestation or injury. Landlord shall have the right to require Tenant to remove, at the expiration of the lease term, at its sole cost and expense, any and all improvements made by Tenant, and Tenant shall be required to repair any damage to the Leased Premises due to such removal.


                            DAMAGE TO LEASED PREMISES

14.  A.   LANDLORD'S OBLIGATION TO REPAIR AND RECONSTRUCT. If the Leased
Premises shall be damaged by fire, the elements, accident or other casualty (any of such causes being referred to herein as a "Casualty"), Landlord shall have forty-five (45) days from the date of such Casualty to elect in its reasonable discretion whether or not to rebuild the Property. In the event Landlord elects to rebuild, Landlord shall commence rebuilding within ninety (90) days of the date of Casualty and then during such rebuilding period and until such time as the Leased Premises are fully repaired, including the restoration of the improvements set forth in EXHIBIT C attached hereto, Landlord shall promptly (due allowance being made for delay which may arise by reason of adjustment of loss under insurance policies and for reasonable delays due to causes beyond Landlord's control such as strikes, weather, acts of God, etc.) cause such damage to be repaired and Tenant's obligation to pay rent shall abate commencing on the fifteenth (15th) day after which the casualty occurred and shall continue to abate until Landlord's repairs are complete and the Leased Premises are reasonably fit for tenancy. If, as the result of Casualty, the Leased Premises shall be rendered wholly or partially untenantable, then, subject to the provisions of Section 14.B., Landlord shall cause such damage to be repaired and all rent, except for that rent due Landlord by reason of Tenant's failure to perform any of its obligations hereunder, shall be abated proportionately as to the portion of the Leased Premises rendered untenantable during the period of such untenantability. Such repairs shall be made at the expense of Landlord. Landlord shall not be liable for interruption to Tenant's business or for damage to or replacement or repair of Tenant's personal property (including, without limitation, inventory, trade fixtures, floor coverings, furniture and other property removable by Tenant under the provisions of this Lease) or to any leasehold improvements installed in the Leased Premises by or on behalf of Tenant or otherwise, except those improvements set forth on EXHIBIT C attached hereto, all of which personal property damage. replacement or repair shall be undertaken and completed by Tenant promptly.

     B. LANDLORD'S OPTION TO TERMINATE LEASE. If the Leased Premises are (a) rendered wholly untenantable, or (b) damaged as a result of any cause which is not covered by Landlord's insurance or (c) damaged or destroyed in whole or in part during the last one (1) year of the lease term, then, in any of such events, Landlord may elect to terminate this Lease by giving to the other notice of such election within 45 days after the occurrence of such event. If such notice is given, the rights and obligations of the parties shall cease as of the date of such notice, and rent (other than any Additional Rent due Landlord by reason of Tenant's failure to perform any


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

of its obligations hereunder) shall be adjusted as of the date of such termination.

     C. INSURANCE PROCEEDS. If the lease is not terminated pursuant to Section 14.B., Landlord shall, subject to the prior rights of any Mortgagee, disburse and apply any insurance proceeds received by Landlord to the restoration and rebuilding of the Leased Premises in accordance with Section 14.A. hereof. All insurance proceeds payable with respect to the Leased Premises shall belong to and shall be payable to Landlord.

                                  CONDEMNATION

15. If the whole or any part of the Leased Premises shall be taken under the power of eminent domain, then this Lease shall automatically terminate as to the part so taken on the day when Tenant is required to yield possession thereof, and Landlord shall make such repairs and alterations as may be necessary in order to restore the part not taken to useful condition. Pending the restoration by Landlord of the portion of the Leased Premises so taken, the rent shall be reduced proportionately to the portion of the Leased Premises so taken. If the amount of the Leased Premises so taken is such as to substantially impair the usefulness of the Leased Premises for the purposes for which the same are hereby leased, then either party shall have the right to terminate this Lease as of the date when Tenant is required to yield possession. The compensation awarded for such taking, both as to Landlord's revisionary interest and Tenant's interest under this Lease, shall belong to and be the sole property of Landlord. Tenant shall have no claim against Landlord nor be entitled to any award or damages other than an abatement of the rent beyond the termination date and compensation paid, if any, for moving expenses and/or cost of removal of stock and/or trade fixtures. The foregoing notwithstanding, Tenant shall not be precluded from maintaining its own action against the condemning authority for compensation for loss of good will.

                             INDEMNITY AND INSURANCE

16.  A.   INDEMNITY BY TENANT. To the extent permitted by law, Tenant shall and does hereby agree to indemnify, hold harmless and defend Landlord, and their respective tenants and subtenants, from and against any and all claims, actions, damages. Liabilities and expenses, including attorneys' and other professional fees, in connection with loss of life, personal injury and/or damage to property arising from or out of the occupancy or use by Tenant of the Leased Premises or any part thereof or any other part of the Leased Premises, occasioned wholly or in part by any act or omission of Tenant, its officers, agents, invitees, contractors, employees or invitees.

     B. LANDLORD NOT RESPONSIBLE FOR ACTS OF OTHERS. Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage which may be occasioned by or the acts or omissions of persons occupying space adjoining the Leased Premises or any part of the premises adjacent to or connecting with the Leased Premises or any other part of the Property, or otherwise, or for any loss or damage resulting to Tenant, or those claiming by, through or under Tenant, or its or their property, from the breaking, bursting, stoppage or leaking of electrical cable and wires, or water, gas, sewer or steam pipes. To the maximum extent permitted by law, Tenant agrees to use and occupy the Leased Premises, and to use such other portions of the Property as Tenant is herein given the right to use, at Tenant's own risk.

     C. POLICY REQUIREMENTS. The company or companies writing any insurance which Tenant is required to carry and maintain or cause to be carried or maintained pursuant to Section 16.D., as well as the form of such insurance, shall at all times be subject to Landlord's approval and any such company or companies shall be licensed to do business in the State of

Maryland. Public liability and all-risk casualty insurance policies evidencing such insurance shall name Landlord and/or its designee(s) as additional insured, shall be primary and non-contributory, and shall also contain a provision by which the insurer agrees that such policy shall not be canceled, materially changed or not renewed without at least thirty (30) days' advance notice to Landlord, c/o Hill Management Services, Inc., 9640 Deereco Road, Timonium, Maryland 21093, by certified mail, return receipt requested, or its designee. None of the insurance which Tenant is required to carry and maintain or cause to be carried or maintained pursuant to Sections 16.D. and 16.E. shall contain any deductible provisions except to the extent approved by Landlord, which limits shall be reasonable based on similar insurance policies for office space of similar quality in the Timonium, Maryland area. Each such policy, or a certificate thereof, shall be deposited with Landlord by Tenant promptly upon commencement of Tenant's obligation to procure the same. If Tenant shall fail to perform any of its obligations under Sections 16.D. or 16.E., Landlord may perform the same and the cost of same shall be deemed Additional Rent and shall be payable upon Landlord's demand following ten (10) days advance written notice of such failure within which Tenant has the opportunity to cure.

     D. TENANT'S INSURANCE. At all times after the Leased Premises are released to Tenant for construction of its improvements, Tenant shall carry and maintain, at its sole expense:

     (1) Commercial General Liability Insurance, including Insurance against assumed or Contractual Liability under this Lease against any Liability arising out of the ownership, use, occupancy or maintenance of the Leased Premises and all areas appurtenant thereto, to afford protection with limits of not less than:

     $ 2 Million         General Aggregate
     $ 1 Million         Products/Completed Operation
     $ 1 Million         Per Occurrence
     $ 1 Million         Personal/Advertising Injury
     $ 10 Thousand       Medical Payments
     $150 Thousand       Fire Legal

     or such reasonable levels as Landlord deems appropriate and approves.

     (2) Special Form Property Insurance, Including Replacement Cost Endorsement, covering the value of the Leased Premises and Tenant's Personal Property in the Leased Premises (including without limitation, Inventory, Trade Fixtures, Floor Coverings, Furniture and other property removable by Tenant under the provisions of this Lease) and all Leasehold improvements installed in the Leased Premises by or on behalf of Tenant or otherwise except for the improvements set forth on EXHIBIT C attached hereto.

      (3) Worker's Compensation or similar insurance in form and amounts required by law.

     E. TENANTS CONTRACTOR'S INSURANCE. Tenant shall require any contractor of Tenant performing work on the Leased Premises to carry and maintain, at no expense to Landlord.

     (1)  Commercial General Liability with a Limit not less than:

          $    2 Million           General Aggregate
          $    1 Million           Products/Completed Operation
          $    1 Million           Per Occurrence
          $    1 Million           Personal/Advertising Injury
          $    10 Million          Medical Payments
          $    150 Million         Fire Legal
          or such reasonable levels as Landlord deems appropriate and approves.

     (2) Comprehensive Automobile Liability Insurance with limits for each occurrence of not less than One Million Dollars ($1,000,000) CSL (Combined Single Limit ) Property Damage, or such reasonable levels as Landlord deems appropriate and approves; and

     (3) Worker's Compensation or similar insurance in form and amounts required by law.

     F. INCREASE IN INSURANCE PREMIUMS. Tenant will not do or suffer to be done, or keep or suffer to be kept, anything in, upon or about the Leased Premises which will violate Landlord's policies of hazard or liability insurance or which will prevent Landlord from procuring such policies in companies acceptable to Landlord. If anything done, omitted to be done or suffered by Tenant to be kept in, upon or about the Leased Premises shall cause the rate of fire or other insurance on the Leased Premises or on other property of Landlord or of others within the Property to be increased beyond the minimum rate from time to time applicable to the Leased Premises or to any such property for the use or uses made thereof, Tenant will be notified in writing of any such activities and will have fifteen (15) days within which to cease such activities. Should Tenant continue these activities after the fifteen (15) day cure period, Tenant will pay, as Additional Rent, the amount of any such increase upon Landlord's demand.

     G. WAIVER OF RIGHT OF RECOVERY. Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant waive all rights to recover against each other or against any other tenant or occupant of the Property, or against officers, directors, shareholders, partners, joint ventures, employees, agents, customers or invitees of the Property, for any loss, damage or expense arising from any cause (even if such loss, damage or expense is the result of the negligence of such party, or its invitees, agents or employees) covered by any insurance actually carried by each of them. Neither Landlord nor Tenant shall be liable to each other or any insurance company (by way of subrogation or otherwise) which insured any such losses, damages or expenses. Landlord and Tenant will cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all policies of insurance carried in connection with the Property or the Leased Premises or the contents of either of them, and Landlord and Tenant shall each deliver to the other (within a reasonable time after a written request of the same) adequate written proof (for example, a policy and certificate of insurance with attached endorsement of the issuance of the foregoing). If Landlord or Tenant uses reasonable efforts to obtain a waiver of subrogation endorsement on a policy of insurance, but is nevertheless unable to obtain such endorsement, then the failure to obtain such endorsement shall not be a default under this Lease. However, if any such failure to obtain the endorsement shall be due to the waiver of the right of recovery as stated herein, then such waiver shall not be deemed to have been given by such party.

                              LANDLORD'S LIABILITY

17. Landlord shall not be liable for any damages to property placed in the custody of its employees, nor for the loss of any property by theft or otherwise, unless such theft occurred during non-business hours when Landlord or its employees, agents or contractors, excluding Landlord's janitorial contractor, had access to the Leased Premises to conduct such repairs, inspections, improvements or alterations and such theft occurred in the course of such activities. Landlord shall not be liable for damage or injury to person or property unless notice in writing of any defect (which Landlord has under the terms of this Lease the duty to correct) alleged to have caused such damage or injury shall have been given a sufficient time before the occurrence of such damage or injury to have reasonably enabled Landlord to correct such defect, and even then only if such damage or injury is due to Landlord's negligence; nor shall Landlord or its agents be liable for interference with the light, air or other incorporeal hereditaments; nor shall Landlord be liable for any latent defect in the Property or its equipment; nor shall Landlord be liable for the negligence or willful misconduct of any other tenant.

                     COVENANT TO SURRENDER AND HOLDING OVER

18. This Lease and the tenancy hereby created shall cease and terminate at the end of the Initial Lease Term or, at the expiration of any renewal period, if the renewal option is properly exercised as described in Section 1.B. of this Lease, without the necessity of any notice of termination from either Landlord or Tenant, and Tenant hereby waives notice to remove and agrees that Landlord shall be entitled to the benefit of any law respecting summary recovery of possession of the Leased Premises from a tenant holding over to the same extent as if statutory notice were given. Landlord may show the Leased Premises and all parts thereof to prospective tenants during normal business hours in the final three (3) months of the initial or (if applicable) renewal term. If Tenant holds possession of the Leased Premises after the expiration or sooner termination of this Lease for any reason, Tenant shall pay Landlord 150% of the monthly rent installment reserved in the final months of the initial or (if applicable) renewal term as Additional Rent, but such payment of rent shall not create any lease arrangement whatsoever between Landlord and Tenant. During such period, Landlord shall retain all of Landlord's rights under this Lease and shall be entitled to the benefit of any law respecting summary recovery of possession of premises from a tenant holding over.

                              DEFAULT AND REMEDIES

19.  A.   "EVENT OF DEFAULT" DEFINED. Any one or more of the following events shall constitute an "Event of Default":

     (1) The sale of Tenant's interest in the Leased Premises under attachment, execution or similar legal process or, if Tenant is adjudicated a bankrupt or insolvent and such adjudication is not vacated within twenty (20) days.

     (2) The filing of a voluntary petition proposing the adjudication of Tenant or any guarantor of Tenant's obligations hereunder as a bankrupt or insolvent, or the reorganization of Tenant or any such guarantor, or an arrangement by Tenant or any such guarantor with its creditors, whether pursuant to the United States Bankruptcy Act or any similar federal or state proceedings, unless such petition is filed by a party other than Tenant or any such guarantor and is withdrawn or dismissed within thirty
     (30) days after the date of filing.

     (3) The appointment of a receiver or trustee for the business or property of Tenant or any such guarantor, unless such appointment shall be vacated within thirty (30) days of its entry.

     (4) The making by Tenant or any such guarantor of an assignment for the benefit of its creditors, or if in any other manner Tenant's interest in this Lease shall pass to another by operation of law.

     (5) The failure of Tenant to pay any rent or other sum of money required to be made by Tenant hereunder when due where such failure continues for five (5) days after written notice to Tenant which may be in the form of a late notice.

     (6) Default by Tenant in the performance or observance of any covenant or agreement of this Lease (other than a default involving the payment of money), which default is not cured within ten (10) days after the giving of notice thereof by Landlord, unless such default is of such nature that it cannot be cured within such ten (10) day period, in which case no Event of Default shall occur so long as Tenant shall commence the curing of the default within such ten (10) day period and shall thereafter diligently prosecute the curing of same; provided, however, if Tenant shall default in the performance of any such covenant or agreement of this Lease two (2) or more times in any twelve (12) month period, then, notwithstanding that such defaults have each been cured by Tenant, any further similar default shall be deemed an Event of Default without the ability for cure.

     (7) The occurrence of any other event described as constituting a default elsewhere in this Lease.

     B. REMEDIES. Upon the occurrence of an Event of Default, Landlord, without notice to Tenant in any instance (except where expressly provided for below) may do any one or more of the following:

     (1) sell at public or private sale all or any part of the goods, chattels, fixtures and other personal property belonging to Tenant which are or may be put into the Leased Premises during the lease term (it being agreed that said property shall at all times be bound with a lien in favor of Landlord and shall be chargeable for all rent for the fulfillment of the other covenants and agreements herein contained) and apply the proceeds of such sale, first, to the payment of all costs and expenses of conducting the sale or caring for or storing said property (including all attorneys' fees), second, toward the payment of any indebtedness, including (without limitation) indebtedness for rent, which may be or may become due from Tenant to Landlord, and third, to pay Tenant, on demand in writing, any surplus remaining after all indebtedness of Tenant to Landlord has been fully paid;

     (2) perform, on behalf and at the expense of Tenant, any obligation reasonably expected to be performed by Tenant under this Lease which Tenant has failed to perform and of which Landlord shall have given Tenant notice, the cost of which performance by Landlord, together with interest thereon at the Default Rate from the date of such expenditure, shall be deemed Additional Rent and shall be payable by Tenant to Landlord upon demand. Notwithstanding the provisions of this clause (2) and regardless of whether an Event of Default shall have occurred, Landlord may exercise the remedy described in this clause
(2) without any notice to Tenant if Landlord, in its good faith judgment, believes it would be materially injured by failure to take rapid action or if the unperformed obligation of Tenant constitutes an emergency.

     (3) elect to terminate this Lease and the tenancy created hereby by giving five (5) days written notice of such election to Tenant, and, at any time thereafter, without notice or demand and without any liability whatsoever, re-enter the Leased Premises by force, summary proceedings or otherwise, and remove Tenant and all other persons and property from the Leased Premises, and store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant;

     (4) accelerate all basic rent, Additional Rent and other sums of money due hereunder; or

     (5) exercise any other legal or equitable right or remedy which it may have.

Any costs and expenses incurred by Landlord (including, without limitation, reasonable attorneys' fees) in enforcing any of its rights or remedies under this Lease shall be deemed to be Additional Rent and shall be repaid to Landlord by Tenant within five (5) days of receipt of such costs and expenses by Tenant.

     C. DAMAGES. If this Lease is terminated by Landlord pursuant to Section 19.B., Tenant nevertheless shall remain liable for any rent and damages which may be due or sustained prior to such termination, all reasonable costs, fees and expenses including, but not limited to, reasonable attorney's fees, costs and expenses incurred by Landlord in pursuit of its remedies hereunder, or in renting the Leased Premises to others from time to time (all such rent, damages, costs, fees and expenses being referred to herein as "Termination Damages").

Provided Landlord obtains a final money judgment against Tenant for Termination Damages, if Landlord relets the Leased Premises prior to the expiration of the lease term, all Rent which would have been collected by Landlord from Tenant now paid by a new tenant will be credited against such judgment.

If this Lease is terminated pursuant to Section 19.B., Landlord may relet the Leased Premises or any part thereof, alone or together with other premises, for such term(s) (which may be greater or less than the period which otherwise would have constituted the balance of the lease term) and on such terms and conditions (which may include concessions or free rent and alterations of the Leased Premises) as Landlord, in its reasonable discretion, may determine, and Landlord shall use reasonable efforts to relet the Leased Premises and mitigate Tenant's obligations under this Lease.

     D. REMEDIES IN EVENT OF BANKRUPTCY OR OTHER PROCEEDING. (1) Anything contained herein to the contrary notwithstanding, if termination of this Lease shall be stayed by order of any court having jurisdiction over any proceeding described in Subsections 19.A.(1)-(5) hereof, or by federal or state statute, then, following the expiration of any such stay, or if Tenant or Tenant as debtor-in-possession or the trustee appointed in any such proceeding (being collectively referred to as "Tenant" only for the purposes of paragraphs (1) and
(2) of the Section 19.D.) shall fail to assume Tenant's obligations under this Lease within the period prescribed therefor by law or within fifteen (15) days after entry of the order for relief or as may be allowed by the court, or if Tenant shall fail to provide adequate protection of Landlord's right, title and interest in and to the Leased Premises or adequate assurance of the complete and continuous future performance of Tenant's obligations under this Lease, Landlord, to the extent permitted by law or by leave of the court having jurisdiction over such proceeding, shall have the right, at its election, to terminate this Lease on fifteen (15) days prior notice to Tenant and upon the expiration of said fifteen (15) day period this Lease shall cease and expire as aforesaid and Tenant shall immediately quit and surrender the Leased Premises as aforesaid. Upon the termination of this Lease as provided above, Landlord, without notice, may re-enter and repossess the Leased Premises using such force for that purpose as may be necessary without being liable to indictment, prosecution or damages therefor and may dispossess Tenant by summary proceedings or otherwise.

     (2) For the purposes of the preceding paragraph (1), adequate protection of Landlord's right, title and interest in and to the Leased Premises, and adequate assurance of the complete and continuous future performance of Tenant's obligations under this Lease, shall include, without limitation, the following requirements:

     (a) that Tenant pay to Landlord, on the first day of each month occurring subsequent to the entry of such order, or the effective date of such stay, a sum equal to the amount by which the Leased Premises diminished in value during the immediately preceding monthly period, but, in no event, an amount which is less than the aggregate rent payable for such monthly period.

     (b) that Landlord be permitted to reasonably supervise the performance of Tenant's obligations under this Lease, including but not limited to keeping all insurance's in full force and effect;

     (c) that Tenant pay to Landlord within fifteen (15) days after entry of such order or the effective date of such stay, as partial adequate protection against future diminution in value of the Leased Premises and adequate assurance of the complete and continuous future performance of Tenant's obligations under this Lease, an additional security deposit equal to one (1) month's rent at the time of filing;

     (d) that Tenant has and will continue to have unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that sufficient funds will be available to fulfill the obligations of Tenant under this Lease;

     (e) that if Tenant assumes this Lease and proposes to assign the same (pursuant to Title 11 U.S.C. 365, or as the same may be amended) to any person who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to such court having competent jurisdiction over Tenant's estate, then notice of such proposed assignment, setting forth (i) the name and address of such person, (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided Landlord to assure such person's future performance under this Lease, including, without limitation, the assurances referred to in Title 11 U S.C. 365(b)(3), as it may be amended, shall be given to Landlord by Tenant no later than fifteen (15) days after receipt by Tenant of such offer, but in any event no later than fifteen (15) days prior to the date that Tenant shall make application to such court for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept, or to cause Landlord's designee to accept, an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease.

                                MECHANICS' LIENS

20. No work performed by Tenant pursuant to this Lease, whether in the nature of erection, construction, alteration, or repair, shall be deemed to be done at the direction of or for the immediate use and benefit of Landlord. No mechanic's or other lien shall be allowed against the estate of Landlord by reason of any consent given by Landlord to Tenant to improve the Leased Premises. Tenant shall pay promptly all persons furnishing labor or materials with respect to any work performed by Tenant or its contractor on or about the Leased Premises. In the event any mechanic's or other lien shall at any time be filed against the Leased Premises by reason of work! labor, services or materials performed or furnished, or alleged to have been performed or furnished to Tenant or to anyone holding the Leased Premises through or under Tenant, or if Landlord or Tenant shall receive ten (10) days advanced written notice of any intent to file a lien, Tenant shall cause the same to be discharged of record or bonded to the satisfaction of Landlord. If Tenant shall fail to cause such lien to be so discharged or bonded after being notified of the filing thereto or the intent to file such lien, then, in addition to any other right or remedy of Landlord, Landlord may bond or discharge the same by paying the amount claimed to be due, and the amount so paid by Landlord including reasonable attorneys' fees incurred by Landlord, either in defending against such lien or in procuring the bonding or discharge of such lien, together with interest thereon at the Default Rate, shall be due and payable by Tenant to Landlord within ten (10) days of receipt of invoice as Additional Rent.

                             LEASEHOLD IMPROVEMENTS

21. All leasehold improvements installed in the Leased Premises and either permanently affixed or initially paid for by Landlord shall remain the property of Landlord and shall not be removed by Tenant at any time, including upon the expiration of the lease term. If Tenant is in default hereunder, Landlord shall have the benefit of any applicable lien on Tenant's property located in or on the Leased Premises as may be permitted under the laws of Maryland and in the event such lien is asserted by Landlord in any manner or by operation of law, Tenant shall not remove or permit the removal of said property until the lien has been removed and all defaults have been cured. If Tenant is in default, Landlord shall also be entitled to pursue such remedies and institute such actions and proceedings as are permitted by law. Landlord shall be entitled to require that Tenant execute such recordable documents as Landlord may request for the purpose of notifying all suppliers of labor and/or materials to Tenant that any such supplier of labor and/or materials to Tenant shall have no lien whatsoever in, on, or against the Property, or the improvements thereon.

                                BROKERS LANGUAGE

22. Landlord recognizes Casey & Associates as the sole broker procuring this Lease and shall pay said broker a commission therefor pursuant to a separate agreement between said broker and Landlord. Landlord and Tenant each represent and warrant to one another that except as set forth herein neither of them has employed any broker, agent or finder in carrying on the negotiations relating to this Lease. Landlord shall indemnify and hold Tenant harmless, and Tenant shall indemnify and hold Landlord harmless, from and against any claim or claims for brokerage or other commissions arising from or out of any breach of the foregoing representation and warranty by the respective indemnitors.

                              COMPLIANCE WITH LAWS

23. Tenant and Landlord shall at their respective sole expense, promptly observe and comply with all federal, state and local laws, orders, rules, requirements and regulations, and of any and all governmental authorities or agencies and of any board of fire underwriters or other similar organization respecting the Leased Premises. Tenant shall be solely liable for its compliance in the manner in which the Leased Premises are or should be used, occupied and maintained by Tenant; however, Landlord, and not Tenant, shall make all structural changes and correct all structural defects in the Leased Premises necessary to comply with requirements of law, and make all repairs, changes or alterations necessary because the Leased Premises were not constructed in compliance with any of said statutes, ordinances, laws, orders, regulations or requirements. All licenses, fees, and charges arising out of Tenant's use of the Leased Premises and all charges for minor privileges occasioned by the occupancy of Tenant shall be the responsibility of Tenant. Tenant shall not do, or permit anything to be done in the Leased Premises, or bring or keep anything therein which will, in any way, increase the rate of fire insurance on the Property, or invalidate or conflict with the fire insurance policies on the Property, fixtures or personal property kept therein, or obstruct or interfere with the rights of Landlord or of other tenants, or in any other way injure Landlord or the other tenants, or subject Landlord to any liability for injury to persons or damage to property. Tenant agrees that any increase in the fire insurance premiums on the Property caused by the occupancy of Tenant shall be immediately due and payable by Tenant to Landlord and considered Additional Rent under this Lease subject to the provisions and limitations of Paragraph 16(F) hereto. Tenant shall, at its sole expense, comply with all requirements of (i) the Americans with Disabilities Act of 1990 and with all rules, regulations and guidelines thereto (collectively the "ADA"), (ii) the Maryland State Human Relations Commission Act (the "SHRCA") and (iii) any other similar laws, rules or regulations, as they relate to the Leased Premises and the conduct of Tenant's business therein. Any and all alterations, additions and improvements as required or permitted to be made by Tenant hereunder (collectively the "Alterations") shall be subject to the requirement of this Section 23. If the Alterations necessitate any alterations or improvements to any other parts of the Property outside the Leased Premises, Tenant shall pay the full cost of such alterations or improvements promptly upon demand by Landlord. Tenant shall indemnify, defend and hold harmless Landlord from any and, all lawsuits, actions, claims, losses, damages, costs, and expenses (including court costs and reasonable attorneys' fees) incurred by Landlord as a result of Tenant's failure to comply with any provisions of this Section 23. If Tenant fails to comply with its obligations hereunder, Landlord shall have the right, in its sole discretion, to do or cause to be done any and all work necessary to comply with same, and Tenant shall pay the cost thereof as Additional Rent. Tenant shall pay such Additional Rent within ten (10) days after receipt of a bill from Landlord. Landlord shall, at its sole expense, comply with all requirements of the ADA and SHRCA in connection with the Property, other than those with which Tenant is responsible for complying pursuant to this Section 23.

                            ENVIRONMENTAL REQUIREMENT

24. Tenant shall (a) not engage in any activity which will result in any "hazardous materials contamination" (defined herein) to the Leased Premises, (b) immediately give notice to Landlord upon acquiring knowledge of the presence of any "hazardous waste" or "hazardous substance" or "hazardous material" (as those terms are defined herein) in the Leased Premises or any hazardous materials contamination with a complete description thereof; (c) comply with all laws, ordinances, rules, regulations, orders and directives requiring the removal, treatment or disposal of any hazardous materials contamination and provide Landlord, upon demand, with satisfactory evidence of such compliance; (d) provide Landlord, within thirty (30) days after notice, with assurance that the necessary funds are available to pay the cost of removing, treating and disposing of any hazardous materials contamination caused by Tenant or any of its agents, employees, contractors, invitees, assignees, subtenants, officers, directors or shareholders; (e) discharge any lien which may be established on the Leased Premises as a result of any hazardous materials contamination; and
(f) defend, indemnify and hold harmless Landlord and any Mortgagee, if any, from any and all claims, losses, costs, damages or expenses, including but not limited to reasonable attorneys' fees and court costs, which may be asserted as a result of the presence of any hazardous substance or hazardous waste or hazardous material on the Leased Premises or any hazardous materials contamination due to any actions by Tenant or any of its agents, employees, contractors, invitees, assignees, subtenants, officers, directors or shareholders. "Hazardous materials contamination" means the contamination of the Leased Premises, facilities, soil, ground water, air, or other elements on, or off, any other property as a result of any hazardous substance or hazardous waste or hazardous material at any time emanating from the Leased Premises. The term "hazardous waste" as used herein shall have the same meaning as defined in the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder. The term "hazardous substance" as used herein shall have the same meaning as defined in: (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder, and/or (b) Section 7-201(m) of the Environment Article of the Annotated Code of Maryland (1987 Vol., as amended). The term "hazardous material" as used herein shall mean (a) any "oil" as defined in Section 4-401(g) of the Environment Article of the Annotated Code of Maryland (1987 Vol., as amended) and (b) any material or substance that, whether by its nature or use, is subject to regulation under any present or future law, ordinance, rule, regulation, order or directive, addressing environmental health or safety issues, of or by any federal, state or local government or governmental agency (collectively "Environmental Requirements").

Tenant hereby covenants and agrees that if at any time it is determined that Tenant or its agents or contractors has placed materials on the Property which, under any Environmental Requirements require special handling in collection, storage, treatment or disposal, Tenant shall immediately take or cause to be taken, at its sole expense such actions as may be necessary to comply with all Environmental Requirements. If Tenant shall fail to take such action, Landlord may make advances or payments towards performance or satisfaction of the same but shall be under no obligation to do so; and all sums so advanced or paid, including all sums advanced or paid in connection with any judicial or administrative investigation or proceeding relating thereto, including, without limitation, reasonable attorneys' fees, fines, or other costs, shall be repaid by Tenant, upon demand by Landlord, and shall bear interest at the rate of four percent (4%) per annum above the prime rate of interest that is publicly announced by Nations Bank of Maryland from time to time. Failure of Tenant to comply with all Environmental Requirements shall constitute and be a default under this Lease.

Landlord represents and warrants to Tenant that Landlord: (i) is not presently engaged in, (ii) does not presently have knowledge of (except as may be otherwise disclosed in this Lease), (iii) has not at any time in the past engaged (except as may be otherwise disclosed in this Lease) in, and (iv) (except as may be otherwise disclosed in this Lease) has no actual knowledge that any third person, tenant or other entity has engaged in or permitted any operations or activities upon, or any use or occupancy of, the Property, on any portion thereof, for the purpose of, or in any portion thereof, for the purpose of, or in any way involving the handling, manufacturing, treatment, storage, use, transportation, spillage, leakage, dumping, discharge, or disposal of, any hazardous waste, hazardous substance or hazardous material (as all such terms are defined above) in violation of any of the Environmental Requirements. In the event that it is discovered that such a violation exists, Landlord shall promptly cause any and all necessary cleanup to be commenced and thereafter shall diligently cause the same to be completed as promptly as possible.

                                     NOTICES

25.  A.   SENDING OF NOTICES. All notices, demands, requests, approvals and consents (collectively referred to as "Notices") required or permitted under this Lease shall be in writing and shall be either (i) personally delivered with signed receipt, (ii) sent by first class certified mail, return receipt request, postage prepaid, or (iii) sent by a nationally-recognized, overnight courier and addressed (i) if to Landlord, at 9640 Deereco Road, Timonium, Maryland 21093, or
(ii) if to Tenant, at the Leased Premises with a copy by similar delivery method to: Advance Pharmacy Services, Inc. attn: Bryce A. Williams, Esq., 545 East John Carpenter Freeway, Suite 1900, Irving, Texas 75062. All Notices personally delivered shall conclusively be deemed delivered at the time of such delivery. All Notices sent by certified mail shall conclusively be deemed delivered two
(2) days after the deposit thereof in the United States mails. All Notices delivered by overnight courier shall conclusively be deemed made one (1) business day after delivery to such courier service. Any party may designate a change of address by notice to the other party, given at least ten (10) days before such change of address is to become effective.

     B. NOTICE TO MORTGAGEES. If any Mortgagee shall notify Tenant in writing that it is the holder of a mortgage affecting the Leased Premises, no notice, request or demand thereafter sent by Tenant to Landlord shall be effective unless and until a copy of the same shall also be sent to such Mortgagee to such address as such Mortgagee shall designate.

                                  MISCELLANEOUS

26.  A.   ACCORD AND SATISFACTION. No receipt and retention by Landlord of any payment tendered by Tenant in connection with this Lease will give rise to, support, or constitute an accord and satisfaction, notwithstanding any accompanying statement, instruction, or other assertion to the contrary (whether by notation on a check or in a transmittal letter or otherwise), unless Landlord expressly agrees to an accord and satisfaction in a separate writing duly executed by the appropriate persons. Landlord may receive and retain, absolutely and for itself, any and all payments so tendered, notwithstanding any accompanying instructions by Tenant to the contrary. Landlord will be entitled to treat any such payments as being received on account of any item or items of rent, interest, expense, or damage due in connection herewith, in such amounts and in such order as Landlord may determine at its sole discretion.

     B. CAPTIONS AND PRONOUNS. The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease, or the intent of any provision thereof. Reference to masculine, feminine, or neuter gender shall include all other genders.

     C. CORPORATE TENANTS. If Tenant is a corporation, the persons executing this Lease on behalf of Tenant hereby covenant and warrant that: Tenant is a duly constituted corporation qualified to do business in the State of Maryland; all Tenant's franchises and corporate taxes have been paid to date; all future forms, reports, fees and other documents necessary for Tenant to comply with applicable laws will be filed by Tenant when due; and such persons are duly authorized by the board of directors of such corporation to execute and deliver this Lease on behalf of the corporation.

     D. EXHIBITS AND COUNTERPARTS. All exhibits referred to herein are expressly incorporated in, and made a part of, this Lease. This Lease may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same lease.

     E. FEES AND EXPENSES. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in this Lease, Landlord may, subject to the cure and notice provisions contained herein, perform the same for the account of Tenant, and if Landlord makes any expenditures or incurs any obligations for the payment of money in connection therewith including, but not limited to, attorney's fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred with interest and costs shall be deemed to be Additional Rent hereunder and shall be paid by Tenant to Landlord within five (5) days of rendition of any bill or statement to Tenant therefor.

     F. GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the State of Maryland.

     G. INTERPRETATION. Landlord and Tenant hereby agree that both parties were equally influential in preparing and negotiating this Lease, and each had the opportunity to seek the advice of legal counsel prior to the execution of this Lease. Therefore, Landlord and Tenant agree that no presumption should arise construing this Lease more unfavorably against any one party.

     H. LIMITATION OF RIGHT OF RECOVERY AGAINST LANDLORD. Tenant acknowledges and agrees that the liability of Landlord under this Lease shall be limited to its interest in the Property and any judgments rendered against Landlord shall be satisfied solely out of the proceeds of sale or its interest in the Property. No personal judgment shall lie against Landlord. This provision, which shall inure to Landlords successors and assigns including any Mortgagee, is not intended to relieve Landlord from the performance of any Landlord's obligations under this Lease, but only to limit the personal liability of Landlord in case of recovery of a judgment against Landlord.

     I. NO OPTION. The submission of this Lease for examination does not constitute a reservation of, or option for, the Leased Premises, and this Lease shall become effective only upon execution and delivery thereof by both parties.

     J. NO ORAL MODIFICATIONS. This Lease contains the entire agreement between the parties hereto and no change, waiver, or modification of the terms of this Lease, except for Rules and Regulations shall be binding unless in writing and signed by all of the parties hereto. Landlord or Landlord's agents have made no representations or promises with respect to the Property or Leased Premises except as expressly set forth herein.

     K. NO WAIVERS. The failure of Landlord to insist, in any one or more instances, upon a strict performance of any of the covenants of this Lease, or to exercise any option herein contained, shall not be construed as a waiver, or a relinquishment for the future, of such covenant or option, but the same shall continue and remain in full force and effect. The receipt by Landlord of rent, with knowledge of the breach of any covenant hereof, shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in writing and signed by Landlord.

     L. PERFORMANCE OF LANDLORD'S OBLIGATIONS BY MORTGAGEE. Tenant shall accept performance of any of Landlord's obligations hereunder by any Mortgagee or Landlord may after written notice to Tenant and following the execution of a Subordination, Attornment and Non-disturbance agreement by and between Mortgagee, Landlord and Tenant.

     M. POSSESSION. Landlord covenants and agrees that possession of the Leased Premises shall be given to Tenant as of the Commencement Date. In case possession, in whole or in part, cannot be given to Tenant on or before the Commencement Date of this Lease, Landlord agrees to abate the rent proportionately until possession is given to Tenant, and Tenant agrees to accept such pro-rata abatement as liquidated damages for the failure to obtain possession. If Tenant takes possession of the Leased Premises, in whole or in part, prior to the Commencement Date, Tenant's obligation to pay rent as set forth in this Lease shall commence as of the day Tenant obtains possession of the Leased Premises.

     N. RECORDING. This Lease may be recorded at the option of Landlord and, if so elects, the costs of such recording including recordation tax and transfer tax shall be the sole cost and expense of Landlord.

     O. REMEDIES CUMULATIVE. No reference to any specific right or remedy shall preclude Landlord from exercising any other right or from having any other remedy or from maintaining any action to which it may otherwise be entitled at law or in equity. No failure by Landlord to insist upon strict performance of any agreement, term, covenant or condition hereof, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach shall constitute a waiver of any such breach. No waiver by Landlord of any breach by Tenant under this Lease or of any breach by any other tenant under any other lease of any portion of the Property shall affect or alter this Lease in any way whatsoever.

     P. RULES AND REGULATIONS. Tenant covenants that the Rules and Regulations appended hereto and such other and further rules and regulations as Landlord may make, which in its judgment are desirable for the reputation, safety, care or cleanliness of the Property and Leased Premises, or the operation or maintenance of the Property and it's equipment, or the comfort of tenants, shall be faithfully observed and performed by Tenant. Tenant shall be deemed to have notice of any such rule and regulation five (5) days after its receipt of a copy thereof from

Landlord. Landlord shall have the right to change such rules and regulations and to waive in writing, or otherwise, any or all of such rules and regulations in respect to one or more tenants, subject to the notice provision above, and Landlord shall not be responsible to Tenant for the non-observance or violation of any of such rules and regulations by any other tenant or other person unless notified in writing or such other tenant's or person's failure to observe such rules or regulations which continues without corrective action by Landlord for fifteen (15) days. The provisions of the rules and regulations shall not be deemed to limit any covenant or provision of this Lease to be performed or fulfilled by Tenant.

     Q. SECURITY INTEREST. To secure performance of all of Tenant's obligations under this Lease, Tenant hereby grants Landlord a security interest in and to all equipment, fixtures and inventory of Tenant, now or hereafter located on the Leased Premises, and all proceeds and products thereof. In connection therewith, Landlord shall have all the rights and remedies of a secured creditor under the Maryland Uniform Commercial Code. This security interest shall be in addition to any other lien granted to Landlord as a matter of law. Such security interest is subject to purchase money security interest in favor of Tenant's lender.

     R. SEVERABILITY. If any portion of any term or provision of this Lease, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     S. SEVERAL LIABILITY. Tenant and its parent, Advance Pharmacy Services, Inc., shall be deemed to be both jointly and severally liable for the payment of the entire rent and the payments specified herein.

     T. SUCCESSORS AND ASSIGNS. This Lease and the covenants, terms and conditions contained herein shall inure to the benefit of and be binding on Landlord, its successors and assigns, provided that, if Landlord shall transfer title to the Property, by operation of law or otherwise, Landlord shall be relieved of all covenants and obligations hereunder upon completion of such sale or transfer, and it shall be considered that the transferee has assumed and agreed to carry out all of the obligations of Landlord hereunder. This Lease and the covenants, terms and conditions contained herein shall be binding on and inure to the benefit of Tenant, its heirs, personal representatives, and permitted successors and assigns.

     U. THIRD PARTY BENEFICIARY. Nothing contained in this Lease shall be construed so as to confer upon any other party the rights of a third party beneficiary except rights contained herein for the benefit of a Mortgagee.

     V. TIME IS OF THE ESSENCE. Landlord and Tenant hereby agree that time is of the essence in this Lease.

     W. WAIVER OF JURY TRIAL. To the extent permitted by law, Landlord and Tenant hereby mutually waive any and all rights which either may have to request a jury trial in any action, proceeding or counterclaim at law or in equity in any court of competent jurisdiction arising out of this Lease or Tenant's occupancy of or right to occupy the Leased Premises. Tenant further agrees that in the event Landlord commences any summary proceeding for nonpayment of rent or possession of the Leased Premises, Tenant will not, and hereby waives, all right to interpose any counterclaim of whatever nature in any such proceeding. Tenant further waives any right to remove said summary proceeding to any other court or to consolidate said summary proceeding with any other action, whether brought prior or subsequent to the summary proceeding.

     X. WAIVER OF LIABILITY. Notwithstanding anything to the contrary contained in this Lease, it is agreed and understood that Tenant shall look solely to the estate and property of Landlord in the Property for enforcement of any judgment (or other judicial decree requiring the payment of money by Landlord to Tenant by reason of any default or breach by Landlord in of Landlord shall be subject to levy, execution, attachment or other such legal process for the enforcement or satisfaction of the remedies pursued by Tenant in the event of such default or breach.

                                RENTAL ABATEMENT

27. No monthly installments of annual rent payable under Section 2.A. of this Lease shall be due for the first month of the Initial Lease Term, (hereinafter the "Abatement Month(s)"). The total amount of the said abatement shall be $15,478.67. Tenant shall pay all Additional Rent due under this Lease for the Abatement Month(s), including but not limited to, those amounts due under Sections 2.E. and 4. Tenant acknowledges and agrees that Landlord has granted to Tenant a rental abatement for the Abatement Month(s) in expectation of Tenant complying with all the provisions

                RIGHT OF FIRST REFUSAL TO LEASE ADDITIONAL SPACE

28. If Landlord receives a bona fide offer from a third party to lease any portion of the space depicted as outlined in red on EXHIBIT D. attached hereto and made a part hereof (the "Expansion Space"), then, provided Tenant is not then in default under this Lease, Landlord shall notify Tenant. Tenant shall have ten (10) days after it receives the notice from Landlord in which to notify Landlord whether it desires to lease all of that portion of the Expansion Space proposed to be leased by the prospective tenant. If Tenant fails to notify Landlord within the 10-day period that it desires to lease all of that portion of the Expansion Space, then Tenant's right to lease such portion shall be forever lost, provided, however, Tenant shall continue to have the first refusal right for that portion of the Expansion Space not yet offered by Landlord. Tenant shall lease all or any portion of the Expansion Space upon the same terms, covenants and conditions as contained in this Lease, except that (i) there will be no rental abatement for the Expansion Space, (ii) no parking spaces will be allocated for the Expansion Space, (iii) the annual basic rent for the Expansion Space shall be the same (on a per-square-foot basis) as the then-current annual basic rent for the Leased Premises, (iv) Tenant's proportionate share of taxes, utility charges, insurance charges and other similar sums to be paid on a pro rata basis by Tenant shall be increased to account for the portions of the Expansion Space leased by Tenant from time to time, (v) Tenant shall lease the Expansion Space in "AS IS, WHERE IS, AND WITH ALL FAULTS" condition, provided, however, Landlord shall provide the then standard finishes to such Expansion Space, (vi) Landlord shall have the option of demising all or any portion of the Leased Premises and/or all or any portion of the Expansion Space to separate such space from any then remaining space in the Property, and (vii) the term for the Expansion Space shall commence on the date Landlord delivers possession of the Expansion Space and shall expire on the Expiration Date. If and when Tenant exercises its first refusal right for the Expansion Space from time to time, Landlord and Tenant shall in good faith enter into an appropriate amendment to this Lease, subjecting such portion of the Expansion Space to the terms of this Lease. If such amendment is not executed by Tenant within thirty (30) days after the expiration of the 10-day period set forth above, then the first refusal right shall terminate and Landlord shall thereafter have the right to lease that portion of the Expansion Space to another tenant without first offering the same to Tenant.

                          UNDERGROUND RESERVED PARKING

29. So long as Tenant is not in default under this Lease, Landlord shall allocate to Tenant two (2) parking spaces in the lower level indoor parking area of Executive Plaza for the term of the lease. No parking fee shall be assessed to Tenant for said space for the initial lease term. The terms and conditions of Tenant's use of said parking spaces shall be governed by an Application and Lease for Executive Plaza Lower Level Indoor Parking executed by Tenant and Landlord. An additional two (2) underground reserved parking spaces shall be made available to Tenant at the rate of $40.00 per space per month upon the commencement of the second year of this Lease assuming Landlord has five (5) unallocated parking spaces in the lower level indoor parking area of Executive Plaza at the commencement of such second year of this Lease.

     IN WITNESS WHEREOF, the parties hereto have caused this Lease to be duly executed under seal by their authorized agents on the date first above written.


WITNESS/ATTEST:               LANDLORD:

                              HILL MANAGEMENT SERVICES, INC.
/s/ Kristyn L. Harvey         agent for the owner
- -------------------------
                              By: /s/                                     (SEAL)
                                 -----------------------------------------

                              Title: VP
                                    --------------------------------------

                              Date: 3/1/94
                                   ---------------------------------------


WITNESS/ATTEST:               TENANT

                              PARADIGM PHARMACY MANAGEMENT, INC
/s/Marty Merritt
- -------------------------     By:  /s/Robert L. Cinquegrana               (SEAL)
Marty Merritt                    -----------------------------------------
                                   Robert L. Cinquegrana
                                   Vice President & Chief Operating Officer

                              Date:     3/16/94
                                   ---------------------------------------

                                    EXHIBIT A

     Exhibit A is a plat of The Executive Plaza in Hunt Valley, Maryland.

                                    EXHIBIT B

     Exhibit B is a plan of the tenth floor of EP 2 of The Executive Plaza in Hunt Valley, Maryland.

                              COMMENCEMENT ADDENDUM

     THIS COMMENCEMENT ADDENDUM (this "Addendum") is made on this 24th day of May, 1994, by and between HILL MANAGEMENT SERVICES, INC., a Maryland corporation, agent for the owner ("Landlord"), and PARADIGM PHARMACY MANAGEMENT, INC., a Maryland corporation ("Tenant").

                                    RECITALS

     A. Landlord and Tenant entered into that certain Lease dated March 16,1994 (the "Lease"), for Suite 1000 (the "Leased Premises") of the Executive Plaza II, which building has an address at 11350 McCormick Road, Hunt Valley, Maryland 21031.

     B. Landlord and Tenant now desire to further amend certain provisions of the Lease.

                                   AGREEMENTS

     WHEREAS, the parties hereto desire to amend the Commencement Date of the Lease subject to the following modifications;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

     1.A. INITIAL TERM. Landlord does hereby lease the Leased Premises to Tenant and Tenant does hereby rent the Leased Premises from Landlord for a term of five
(5) years (the "Initial Lease Term") commencing at 12:01 a.m. on June 1,1994 (the "Commencement Date") and terminating as of midnight on May 31,1999 (the "Expiration Date").

     2. RENTAL ABATEMENT. Tenant shall be entitled to a rent credit in the amount of one (1) month's rent (or $15,478.67), whereby Tenant shall not owe or pay Landlord any rent. The rent credit shall be applied to the month of June.

     All other terms, covenants and conditions of the Lease shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be duly executed under seal by their authorized agents on the date first above written.

WITNESS/ATTEST:               LANDLORD:

                              HILL MANAGEMENT SERVICES, INC.
/s/Kristyn L. Harvey          agent for the owner
- -------------------------
                              By:  /s/                                    (SEAL)
                                 ----------------------------------------

                              Title:    VP
                                    -------------------------------------

                              Date:     5/25/94
                                   --------------------------------------


WITNESS/ATTEST:               TENANT

                              PARADIGM PHARMACY MANAGEMENT, INC
/s/Wendie M. Blaustein
- -------------------------     By:  /s/Robert L. Cinquegrana               (SEAL)
                                 -----------------------------------------
                                   Robert L. Cinquegrana

                              Title:    Senior Vice President & COO
                                    --------------------------------------

                              Date:     5/24/94
                                   ---------------------------------------